Exhibit 99.1

SBC Medical added to membership of Russell 3000® Index

IRVINE, Calif. — SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical”), a global franchise and provider of services for aesthetic clinics, has been added as a member of the broad-market Russell 3000® Index, effective after the US market opens on June 30, as part of the 2025 Russell indexes reconstitution.

SBC Medical Group
Russell 3000
SBC Medical Group Set to Join Russell 3000® Index.

Membership in the Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. According to the data as of the end of June 2024, about $10.6 trillion in assets are benchmarked against the Russell US indexes, which belong to FTSE Russell, the global index provider.

Fiona Bassett, CEO of FTSE Russell, An LSEG Business, comments:

“The Russell indexes have continuously adapted to the evolving dynamic US economy, and it’s crucial to fully recalibrate the suite of Russell US Indexes, ensuring the indexes maintain an accurate representation of the market. The transition to a semi-annual reconstitution frequency from 2026 will ensure our indexes continue to represent the market and maintain the purpose of the index as a portfolio benchmark.”

For more information on the Russell 3000® Index and the Russell indexes reconstitution, go to the “Russell Reconstitution” section on the FTSE Russell website.

About SBC Medical

SBC Medical, headquartered in Irvine, California and Tokyo, Japan, owns and provides management services and products to cosmetic treatment centers. The Company is primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.

For more information, visit https://sbc-holdings.com/

About FTSE Russell, an LSEG Business

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally. FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $18.1 trillion is benchmarked to FTSE Russell indexes. Leading asset owners, asset managers, ETF providers and investment banks choose FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives. A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance and embraces the IOSCO Principles. FTSE Russell is also focused on index innovation and customer partnerships as it seeks to enhance the breadth, depth and reach of its offering.

FTSE Russell is wholly owned by London Stock Exchange Group.

For more information, visit FTSE Russell.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s product launch plans and strategies; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Contacts

SBC Medical Group Holdings Incorporated (Asia)

Hikaru Fukui / Head of Investor Relations E-mail: ir@sbc-holdings.com

ICR LLC（In the US）

Bill Zima / Managing Partner Email: bill.zima@icrinc.com